As filed with the Securities and Exchange Commission on October
31, 1996

                                         Registration No. 333-___________



                         SECURITIES AND EXCHANGE
COMMISSION
                         WASHINGTON, D.C.  20549

                                FORM S-8

                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933

                             DIVERSIFAX, INC.
         (Exact name of registrant as specified in its charter)


   Delaware                                                          13-
3637458
                                                                 (State
or other jurisdiction                                            (I.R.S.
employer
                                                                 of
incorporation or organization)
identification number)

                                                                       39
Stringham Avenue

Valley Stream, New York
11580

(Address of principal executive offices)                         (Zip
code)

                DiversiFax, Inc. 1996 Stock Option Plan
                        (Full title of the plan)

                            Irwin A. Horowitz
                         Chief Executive Officer
                              and President
                            DIVERSIFAX, INC.
                           39 Stringham Avenue
                      Valley Stream, New York 11580
                 (Name and address of agent for service)

                             (516) 872-0650
            (Telephone number, including area code, of agent for service)



                                COPY TO:
                         Gary T. Moomjian, Esq.
                            Breslow & Walker
                            875 Third Avenue
                        New York, New York  10022
                             (212) 832-1930



                                  CALCULATION OF REGISTRATION FEE
S

Title of securities
to be registeredC

Amount to be
registered (1)C

Proposed maximum
offering price per
shareC

Proposed maximum
aggregate offering
priceC

Amount of
registration
fee
Common Stock,
par value $.001
per share

560,000

   $3.3438(2)

$1,872,528

 $567.43
Common Stock,
par value $.001
per share

20,000(3)

$3.3125

$66,250

$20.08
Common Stock,
par value $.001
per share

10,000(3)

$3.375

$33,750

$10.22
Common Stock,
par value $.001
per share

850,000(4)

$3.25

$2,762,500

$837.12
Total Registration Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $1,434.85

<F1>
(1)          In addition to this amount, such additional shares as may be issuable in accordance with the terms of the Diversifax, Inc. 1996 Stock Option Plan (the "Plan") as stock dividends or in the event of a stock split, reorganization, merger, recapitalization or similar event affecting the 1,500,000 shares being registered.

<F2>
(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1).
             Based upon the average of the bid and the asked prices of the Common Stock as quoted on
             NASDAQ on October 29, 1996.

<F3>
(3)          Represents one five-year incentive stock option granted to an employee of the Registrant.

<F4>
(4)          Represents two five-year stock options granted to an executive officer of the Registrant.

                                 PART I


                   INFORMATION REQUIRED IN THE SECTION
10(a) PROSPECTUS

Item 1.      Plan Information.

                    To be distributed to participants in the Registrant's 1996 Stock Option Plan.

Item 2.      Registrant Information and Employee Plan
Annual Information.

                    To be distributed to participants in the Registrant's 1996 Stock Option Plan.

                                 PART II


                       INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT


Item 3.      Incorporation of Documents by Reference.

             The following documents, filed with the
Securities and Exchange Commission (the
"Commission") by DiversiFax, Inc., a Delaware corporation (the "Registrant"), are incorporated herein by reference:

                    (a)   The Registrant's Annual Report on
             Form 10-KSB for the year ended November
             30, 1995, as amended, filed pursuant to the Securities Exchange Act of 1934 (the
             "Exchange Act").

                    (b)   The Registrant's Quarterly Reports
             on Form 10-QSB for the quarters ended
             February 29, 1996 and May 31, 1996, as
             amended, and for the quarter ended August
             31, 1996 filed pursuant to the Exchange Act.

                    (c)   The description of the Registrant's
             Common Stock, par value $.001 per share
             (the "Common Stock"), as set forth in the Registrant's Registration Statement of
             Securities on Form 8-A, dated December 8,
             1992.

             In addition, all documents filed by the
Registrant with the Commission pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.      Description of Securities.

             Not applicable.

Item 5.      Interests of Named Experts and Counsel.

             The validity of the shares of Common Stock offered hereby is being passed upon for the Registrant by Breslow & Walker.

             The financial statements of the Registrant as of November 30, 1995 and for each of the years in the two-year period ended November 30, 1995, have been incorporated by reference herein in reliance upon the report of Hoberman, Miller & Co., P.C., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

Item 6.      Indemnification of Directors and Officers.

             Under Section 145 of the Delaware General
Corporation Law, the Registrant may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance therefor.

             Pursuant to Section 102(b)(7) of the
Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision eliminating the personal liability of directors to the Registrant or its stockholders for damages for breach of fiduciary duty. The principal effect of this provision in the Registrant's Certificate of Incorporation is to eliminate potential monetary damage actions against any director for breach of such director's duties as director except (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law, which relates to a willful or negligent violation of Section 160 (regarding the illegal purchase or redemption of stock by a corporation) or
Section 173 of the General Corporation Law regarding a corporation's illegal declaration or payment of dividends, or (d) for any transaction from which the director derived an improper personal benefit. This provision does not affect the liability of any director for acts or omissions occurring prior to the date of adoption of this provision. In addition, Section 145 of the Delaware General Corporation Law empowers a corporation (a) to grant indemnification to any officer or director where it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (b) to advance to an officer or director the expenses of defending claims upon receipt of his undertaking to repay any amount to which it is later determined he is not entitled.

             The foregoing statement is subject to the detailed provisions of Sections 102 and 145 of the Delaware General Corporation Law.

Item 7.      Exemption from registration claimed.

             Not applicable.

Item 8.      Exhibits.

INDEX TO EXHIBITS
                                                                                                      Sequentially
                                                                                                         Numbered Page
Exhibit                     Description                                                            Where Located

4(a)                        DiversiFax, Inc. 1996 Stock Option Plan                                         7

4(b)                        Form of Incentive Stock Option Agreement                                       18

4(c)                        Form of Non-Incentive Stock Option Agreement                                   24

4(d)                        Restated Certificate of Incorporation*                                         --

4(e)                        By-laws*                                                                       --

5                           Opinion of Breslow & Walker, LLP, counsel to the                               30
                            Company, as to the legality of the shares being
                            registered.

23(a)                       Consent of Hoberman, Miller & Co., P.C.                                        31

23(b)                       Consent of Breslow & Walker, LLP (contained in
                            Exhibit 5).                                                                    --

<F1>
*Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No.
33-46580)

Item 9.      Undertakings.

             (a) The Registrant hereby undertakes that it will:

                    (1)   File, during any period in which it
             offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

                    (2)   For determining liability under the
             Securities Act of 1933, as amended (the
             "Securities Act"), treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                    (3)   File a post-effective amendment, to
             remove from registration any of the
             securities that remain unsold at the end of the offering.

             (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

             Pursuant to the requirements of the Securities
Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley
Stream, and the State of New York on the 25th day of October, 1996.


DIVERSIFAX, INC.

                                                       By:  /s/ Irwn
A. Horowitz
                                                             Irwin A.
                                                             Horowit
                                                             z,
                                                             Preside
                                                             nt
                                                             (Principal
Executive, Financial
                                                              and
Accounting Officer)



          Pursuant to the requirements of the Securities
Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature
TitleDate

  /s/ Irwin A. Horowitz
Irwin A. Horowitz

Director
October 25, 1996
/s/ Kenneth Ross Wolfe
 Kenneth Ross Wolfe
DirectorOctober 25, 1996
 /s/ Eugene Bilotti
Eugene Bilotti
Director
October 25, 1996
      /s/ Mario DiNatale
Mario DiNatale
Director
October 25, 1996

 Exhibit 4(a)
DIVERSIFAX, INC.
1996 STOCK OPTION PLAN

1.        Purpose of Plan

          The purpose of this 1996 Stock Option Plan
(the "Plan") is to further the growth and development of DIVERSIFAX, INC. (the "Company") by encouraging and enabling employees, including officers, and directors of, and consultants and advisors to, the Company to obtain a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to continue in the employ or service of the Company and to stimulate their efforts in promoting the growth, efficiency and profitability of the Company, and affording the Company a means of attracting to its service persons of outstanding quality.
2.        Shares of Stock Subject to the Plan
          Subject to the provisions of Section 12 hereof, an aggregate of 1,500,000 shares of the common stock, par value $.001 per share, of the Company ("Common
Stock") shall be reserved for issuance upon the exercise of options which may be granted from time to time in accordance with the Plan. Such shares may be, in whole or in part, as the Board of Directors of the Company ("Board of Directors") shall from time to time determine, authorized but unissued shares or issued shares which have been reacquired by the Company. If, for any reason, an option shall lapse, expire or terminate without having been exercised in full, the unpurchased shares underlying these options shall (unless the Plan shall have been terminated) again be available for the purpose of the Plan.

3.        Administration
          (a)                                          The Board of
Directors shall administer the Plan and, subject to the
provisions of the Plan, shall have authority in its
discretion to determine and designate from time to time
those persons eligible for a grant of options under the
Plan, those persons to whom options are to be granted,
the purchase price of the shares covered by each
option, the time or times at which options shall be
granted, and the manner in which said options are
exercisable. In making such determination, the Board
of Directors may take into account the nature of the
services rendered by the respective persons, their
present and potential contributions to the Company's
success and such other factors as the Board of
Directors in its sole discretion shall deem relevant.
Subject to the express provisions of the Plan, the Board
of Directors shall also have authority to interpret the
Plan, to prescribe, amend and rescind rules and
regulations relating to it, to determine the terms and
provisions of the instruments by which options shall be
evidenced, which shall not be inconsistent with the
terms of the Plan, and to make all other determinations
necessary or advisable for the administration of the
Plan, all of which determinations shall be final,
binding and conclusive.
          (b) The Board of Directors may, at its discretion, in accordance with the provisions of Article II, Section 6 of the Company's
By-Laws, by resolution adopted by the affirmative vote
of a majority of the entire Board of Directors, appoint
from among its members a Stock Option Plan
Committee (the "Committee"). Such Committee shall
be composed of two or more directors and shall have
and may exercise any and all of the powers relating to
the administration of the Plan and the grant of options
hereunder as are set forth above in Section 3(a), as the
Board of Directors shall confer and delegate. The
Board of Directors shall have the power at any time to
fill vacancies in, to change the membership of, or to
discharge, such Committee. The Committee shall select
one of its members as its Chairman and shall hold its
meetings at such time and at such places as it shall
deem advisable. A majority of such Committee shall
constitute a quorum and such majority shall determine
its action. The Committee shall keep minutes of its
proceedings and shall report the same to the Board of
Directors at the meeting next succeeding. No director
or member of the Committee shall be liable for any
action or determination made in good faith with respect
to the Plan or any option granted thereunder.
4.        Persons To Whom Shares May Be Granted
          Options may be granted to persons who are, at
the time of the grant, employees, including officers,
and directors of, or consultants or advisors to, the
Company or any subsidiary corporation (as defined in
Section 425 of the Internal Revenue Code of 1986, as
amended (the "Code"), and herein referred to as
"Subsidiary"), including part-time employees, as the
Board of Directors (or Committee) shall select from
time to time from among those nominated by the Board
of Directors (or Committee). For the purposes of this
Plan, options may only be granted to those consultants
and advisors who shall render bona fide services to the
Company and such services must not be in connection
with the offer or sale of securities in a capital raising
transaction.  Subject to the provisions hereinafter set
forth, options granted under the Plan shall be
designated either (i) "Incentive Stock Options" (which
term, as used herein, shall mean options intended to be
"incentive stock options" within the meaning of Section
422 of the Code) or (ii) "Non-Incentive Stock Options"
(which term, as used herein, shall mean options not
intended to be incentive stock options" within the
meaning of Section 422 of the Code). Each option
granted to a person who is solely a director of, or
consultant or advisor to, the Company or a Subsidiary
on the date of the grant shall be designated a
Non-Incentive Stock Option.
          The Board of Directors (or Committee) may
grant, at any time, new options to a person who has
previously received options whether such prior options
are still outstanding, have previously been exercised in
whole or in part, have expired, or are cancelled in
connection with the issuance of new options. The
purchase price of the new options may be established
by the Board of Directors (or Committee) without
regard to the existing option price.
5.        Option Price
          (a)                                          The purchase
price of the Common Stock underlying each option
shall be determined by the Board of Directors (or
Committee), which determination shall be final,
binding and conclusive; provided, however, that in no
event shall the purchase price of Incentive Stock
Options be less than 100% (110% in the case of
optionees who own more than 10% of the total
combined voting power of all classes of stock of the
Company) of the fair market value of the Common
Stock on the date the option is granted. In determining
such fair market value, the Board of Directors (or
Committee) shall consider (i) the closing price of the
Common Stock on the date on which the option is
granted (if such Common Stock is listed on a national
securities exchange); (ii) the closing bid prices as
quoted by the National Quotation Bureau or a
recognized dealer in the Common Stock on the date of
grant (if such Common Stock is not listed on such an
exchange); and (iii) such other factors as the Board of
Directors (or Committee) shall deem appropriate or
which may be relevant under applicable federal tax
laws and Internal Revenue rules and regulations. For
purposes of the Plan, the date of grant of an option
shall be the date on which the Board of Directors (or
Committee) shall by resolution duly authorize such
option.
          (b)                                          The aggregate
fair market value (as defined above), determined at the
time the Incentive Stock Options are granted, of the
Common Stock with respect to which Incentive Stock
Options are exercisable for the first time by an
employee during any calendar year shall not exceed
$100,000. Non-Incentive Stock Options shall not be
subject to the limitations of this paragraph 5(b).
6.        Exercise of Options
          (a) Subject to the provisions set forth in Sections 9, 10 and 11 hereof, no option shall be exercisable unless the holder thereof
shall have been an employee, including an officer or
director of the Company and/or a Subsidiary, from the
date of the granting of the option until the date of
exercise.
          (b)                                          The number of
shares which are issued pursuant to the exercise of an
option shall be charged against the maximum limi-
tations on shares set forth in Section 2 hereof.
          (c)                                          The exercise
of an option shall be made contingent upon receipt by
the Company from the holder thereof of (i) if deemed
necessary by the Company, a written representation
and acknowledgement that at the time of such exercise
it is his then present intention to acquire the option
shares for investment and not with a view to
distribution or resale thereof, that he knows that the
Company is not obligated to register the option shares
and that the option shares may have to be held
indefinitely unless an exemption from the registration
requirements of the Securities Act of 1933, as
amended, is available or the Company has registered
the shares underlying the options, that the Company
may place a legend on the certificate(s) evidencing the
option shares reflecting the fact that they were acquired
for investment and cannot be sold or transferred unless
registered under the Securities Act of 1933, as
amended, or unless counsel for the Company is
satisfied that the circumstances of the proposed transfer
do not require such registration, and (ii) payment in
full of the purchase price of the shares being
purchased.  Payment may be made (a) in cash, (b) by
certified check payable to the order of the Company in
the amount of such purchase price, (c) by delivery to
the Company of shares of Common Stock having a fair
market value equal to such purchase price, (d) by
irrevocable instructions to a broker to sell shares of
Common Stock to be issued upon exercise of the
option, provided such shares are registered and
transferable, and to deliver to the Company the amount
of sale proceeds necessary to pay such purchase price
and to deliver the remaining cash proceeds, less
commissions and brokerage fees, to the optionee, or
(e) by any combination of the methods of payment
described in (a) through (d) above.
7.        Term of Options
          The period during which each option granted
hereunder shall be exercisable shall be determined by
the Board of Directors (or Committee); provided,
however, that no option shall be exercisable for a
period exceeding ten (10) years (five (5) years in the
case of optionees who own more than 10% of the total
combined voting power of all classes of stock of the
Company) from the date the options are granted.
8.        Non-Transferability of Options
          No option granted pursuant to this Plan shall be
subject to anticipation, sale, assignment, pledge,
encumbrance or charge or otherwise transferable
except by will or the laws of descent and distribution,
or pursuant to a qualified domestic relations order, as
defined by the Code or Title I of the Employee
Retirement Income Security Act or the rules
thereunder, and an option shall be exercisable during
the lifetime of the holder thereof only by such holder.
9.        Termination of Services
          In the event that an employee, including an
officer, or director to whom an option has been
granted under the Plan shall cease to be an employee,
officer or director of the Company or a Subsidiary, by
reason of a termination of such relationship without
cause and other than by reason of death, disability or
retirement at age 65, such holder may exercise such
option at any time prior to the expiration date of the
option or within three months after the date of
termination, whichever is earlier, but only to the extent
the holder had the right to exercise such option on the
date of termination.  In the event that an employee,
officer or director to whom an option has been granted
under the Plan shall cease to be an employee, officer
or director of the Company or a Subsidiary, by reason
of a termination of such relationship for cause and
other than by reason of death, disability or retirement
at age 65, such options shall forthwith automatically
terminate, lapse and expire. So long as the holder of
an option shall continue to be in the employ, or
continue to be a director, of the Company or one or
more of its Subsidiaries, such holder's option shall not
be affected by any change of duties or position.
Absence on leave approved by the employing
corporation shall not be considered an interruption of
employment for any purpose under the Plan. The
granting of an option in any one year shall not give the
holder of the option any rights to similar grants in
future years or any right to be retained in the employ
or service of the Company or any of its Subsidiaries or
interfere in any way with the right of the Company or
any such Subsidiary to terminate such holder's
employment or services at any time. Notwithstanding
the foregoing, no option may be exercised after ten
years from the date of its grant.
10.       Retirement or Disability of Holder of Option
          If any employee, including an officer or
director to whom an option has been granted under the
Plan shall cease to be an employee, officer or director
of the Company or a Subsidiary, by reason of
disability or retirement at age 65, such holder may
exercise such option at any time prior to the expiration
date of the option or within three months (one year in
the case of termination by reason of disability) after the
date of termination for such reason, whichever is
earlier, but only to the extent the holder had the right
to exercise such option on the date of termination.
Notwithstanding the foregoing, no option may be
exercised after ten years from the date of its grant.
11.       Death of Holder of Option
          If any employee, including an officer, or
director to whom an option has been granted under the
Plan shall cease to be an employee, officer or director
of the Company or a Subsidiary by reason of death, or
such holder of an option shall die within three months
after termination by reason of retirement at age 65 or
otherwise, or in the case of the death of an advisor or
consultant to whom an option has been granted under
the Plan, the option may be exercised by the person or
persons to whom the optionee's rights under the option
are transferred by will or by the laws of descent and
distribution at any time prior to the expiration date of
the option or, in the case of an employee, officer or
director, within three months from the date of death,
whichever is earlier, but only to the extent the holder
of the option had the right to exercise such option on
the date of such termination. Notwithstanding the
foregoing, no option may be exercised after ten years
from the date of its grant.
12.       Adjustments Upon Changes in Capitalization
          If the shares of Common Stock outstanding are
changed in number, kind or class by reason of a stock
split, combination, merger, consolidation,
reorganization, reclassification, exchange or any capital
adjustment, including a stock dividend, or if any dis-
tribution is made to shareholders other than a cash
dividend and the Board of Directors (or Committee)
deems it appropriate to make an adjustment, then                   (i) the
aggregate number and class of shares that may be issued or transferred pursuant to Section 2, (ii) the number and class of shares which are issuable under outstanding options, and (iii) the purchase price to be paid per share under outstanding options, shall be adjusted as hereinafter provided.
          Adjustments under this Section 12 shall be made in a proportionate and equitable manner by the Board of Directors (or Committee), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In the event that a fraction of a share results from the foregoing adjustment, said fraction shall be eliminated and the price per share of the remaining shares subject to the option adjusted accordingly.
          In the event of a liquidation of the Company, or a merger, reorganization or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation elected to assume the options under the Plan or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be cancelled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period immediately prior to such liquidation, merger or consolidation, to exercise the option in whole or in part. The granting of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
13.       Vesting of Rights Under Options
          Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board of Directors (or Committee) or the shareholders of the Company shall constitute the vesting of any rights under any option. The vesting of such rights shall take place only when a written agreement shall be duly executed and delivered by and on behalf of the Company to the person to whom the option shall be granted.
14.       Rights as a Shareholder
          A holder of an option shall have no rights of a shareholder with respect to any shares covered by his option until the date of issuance of a stock certificate to him for such shares.
15.       Termination and Amendment
          The Board of Directors may, at any time, terminate or suspend this Plan or make such modifications or amendments thereto as it shall deem advisable; provided, however, that no termination, modification or amendment shall adversely affect the rights of a holder of an option previously granted under the Plan.
16.       Modification, Extension and Renewal of
Options
          Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors (or
Committee) may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor. Notwithstanding the foregoing, no modification of an option shall, without the consent of the holder thereof, alter or impair any rights or obligations under any option theretofore granted under the Plan.
17.       Indemnification
          In addition to such other rights of
indemnification as they may have as members of the Board of Directors (or Committee), the members of the Board of Directors (or Committee) administering the
Plan shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.
18.       Effective Date
          The Plan shall become effective on September
9, 1996 and shall terminate on the close of business on September 9, 2006 and no option may be granted under the Plan thereafter, but such termination shall not affect any option theretofore granted.

                                                             Exhibit 4(b)
                            DIVERSIFAX, INC.
                    INCENTIVE STOCK OPTION AGREEMENT

To: __________________

    We are pleased to inform you that by the determination of the Board of Directors of Diversifax, Inc. (the
"Company"), an option to purchase ____ shares of the Common Stock, par value $.001 per share, of the Company (the "Common Stock"), at the price of $___ per share, has this __ day of ________, 199_ been granted to you.
1.       Acceptance of Option Agreement
         Your execution of this Option Agreement will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the option. Your obligation to purchase shares can arise only upon your exercise of the option in the manner set forth in paragraph
3 hereof.
2.       Time of Exercise
         [You may exercise your option in whole or in part as of the date hereof]*; provided, however, that the option granted you hereunder may not be exercised as to less than 100 shares at any one time. This option expires at the end of ___ years from the date of grant whether or not it has been duly exercised, unless sooner terminated as provided in paragraphs 6, 7 and 8 hereof.
*Insert other vesting period, if appropriate.
3.       Method of Exercise
         This option shall be exercisable by written notice signed by you and delivered to the Company at its principal executive offices, attention of the President of the Company, signifying your election to exercise the option.
The notice must state the number of shares of Common
Stock as to which your option is being exercised and must contain, unless indicated to the contrary by the Company, a representation and acknowledgement by you (in a form acceptable to the Company) that, among other things, such shares are being acquired by you for investment and not with a view to their distribution or resale, that the shares are not registered under the Securities Act of 1933, as amended, or unless counsel to the Company is satisfied that the circumstances of the proposed transfer do not require such registration. Such notice shall be accompanied by payment of the full purchase price of the shares being purchased. Payment may be made (a) in cash, (b) by certified check payable to the order of the Company in the amount of such purchase price, (c) by delivery to the Company of shares of Common Stock having a fair market value equal to such purchase price, (d) by irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the option, provided such shares are registered and transferable, and to deliver to the Company the amount of sale proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds, less commissions and brokerage fees to you, or
(e) by any combination of the methods of payment described in (a) through (d) above. If notice of the exercise of this option is given by a person or persons other than you, the Company may require, as a condition to the exercise of the option, the submission to the Company of appropriate proof of the right of such person or persons to exercise the option.
4. Issuance of Certificates Upon Exercise of Option Certificates representing the shares of Common
Stock for which payment is made upon exercise of this option shall be issued as soon as practicable. The
Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any stock exchange or over-the-counter market on which the Company's Common
Stock may then be listed or traded and all applicable state laws in connection with the issuance or sale of such shares or the listing or trading of such shares on said exchange or market. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this option, shall have none of the rights of a stockholder with respect to the shares subject to this option.
5.       Nature of Shares Issuable Upon Exercise of Option
         In the event the Company chooses not to register the shares underlying the options, the shares of Common Stock issuable upon exercise of this option will be unregistered and must be held indefinitely unless they are subsequently registered under the Securities Act of 1933 or an exemption from such registration, such as embodied in Rule 144, is available. Rule 144 under the Securities Act of 1933 permits, upon compliance with certain conditions, sales in limited amounts of shares of publicly held companies which are current in the filing of various required reports with the Securities and Exchange Commission, which shares have been beneficially owned and fully paid for at least two years. The Company has not covenanted to file a registration statement under the Securities Act of 1933 covering the shares issuable upon exercise of this option nor to take such action as may be necessary to permit sales under Rule 144. You are advised to inquire of the appropriate officer of the Company at any time that you may wish to sell any shares obtained from the exercise of this option.
6.       Termination of Employment
         If your employment with the Company (or a subsidiary thereof) is terminated without cause you may exercise this option within three months from the date of such termination; provided, however, that such exercise occurs within ____ years from the date of grant of this option. Any options not so exercised shall forthwith automatically terminate, lapse and expire. If your employment with the Company (or a subsidiary thereof) is terminated with cause for any reason other than by death, disability or retirement at age 65, such options shall forthwith automatically terminate, lapse and expire.
7.       Retirement or Disability
         If your employment with the Company (or a subsidiary thereof) is terminated by reason of your retirement at age 65 or disability, you may exercise this option within three months from the date of termination due to retirement or within one year from the date of termination due to disability to the extent this option was exercisable on the date of termination; provided, however, that such exercise occurs within ____ years from the date of grant of this option.
8.       Death
         If you die while employed by the Company (or a subsidiary thereof), or die within three months after termination of your employment due to retirement at age
65, this option may be exercised by the person or persons to whom your rights under the option are transferred by will or by the laws of descent and distribution within three months from the date of your death to the extent this option was exercisable on the date of your death, but in no event later than ____ years from the date of the grant of this option.
9.       Non-Transferability of Option
         This option shall not be transferable or assignable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and may be exercised during your lifetime only by you.
10.      Adjustments upon Changes in Capitalization
         If the shares of Common Stock outstanding are changed in number, kind or class by reason of a stock split, combination, merger, consolidation, reorganization, reclassification, exchange or any capital adjustment, including a stock dividend, or if any distribution is made to shareholders other than a cash dividend and the Board of Directors (or Committee) deems it appropriate to make an adjustment, then, (i) the number and class of shares which are issuable under this option, and (ii) the purchase price to be paid per share under this option, shall be adjusted as hereinafter provided.
         Adjustments under this Section 10 shall be made in a proportionate and equitable manner by the Board of Directors (or Committee), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In the event that a fraction of a share results from the foregoing adjustment, said fraction shall be eliminated and the price per share of the remaining shares subject to the option adjusted accordingly.
         In the event of a liquidation of the Company, or a merger, reorganization or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation elected to assume the options under the Plan or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be cancelled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period prior to such liquidation, merger or consolidation, to exercise the option in whole or in part. The granting of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

DIVERSIFAX, INC.


By:___________________________

President
AGREED TO AND ACCEPTED, as of

the __ day of _________, 199_.

_______________________________
Signature

                                                             Exhibit 4(c)

                            DIVERSIFAX, INC.

                  NON-INCENTIVE STOCK OPTION AGREEMENT


To:

         We are pleased to inform you that by the determination of the Board of Directors of Diversifax, Inc. (the "Company"), an option to purchase _____ shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), at the price of $______ per share, has this __ day of _______ , 199__ been granted to you.
         1.       Acceptance of Option Agreement
                  Your execution of this Option Agreement
will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the option. Your obligation to purchase shares can arise only upon your exercise of the option in the manner set forth in paragraph
3 hereof.
         2.       Time of Exercise
                  [You may exercise your option in whole or in part as of the date hereof]*; provided, however, that the option granted you hereunder may not be exercised as to less than 100 shares at any one time. This option expires at the end of _____ years from the date of grant whether or not it has been duly exercised, unless sooner terminated as provided in Paragraph 6 hereof.
*Insert other vesting period, if appropriate.
         3.       Method of Exercise
                  This option shall be exercisable by written notice signed by you and delivered to the Company at its principal executive offices, attention of the President of the Company, signifying your election to exercise the option.
Such notice shall be accompanied by payment of the full purchase price of the shares being purchased. Payment may be made (a) in cash, (b) by certified check payable to the order of the Company in the amount of such purchase price, (c) by delivery to the Company of shares of Common Stock having a fair market value equal to such purchase price, (d) by irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the option, provided such shares are registered and transferable, and to deliver to the Company the amount of sale proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds, less commissions and brokerage fees to you, or (e) by any combination of the methods of payment described in (a) through (d) above.
The notice must state the number of shares of Common
Stock as to which your option is being exercised and must contain, unless indicated to the contrary by the Company, a representation and acknowledgement by you (in a form acceptable to the Company) that, among other things, such shares are being acquired by you for investment and not with a view to their distribution or resale, that the shares are not registered under the Securities Act of 1933, as amended (the "Securities Act"), that the Company is not obligated to register the shares, that the shares may have to be held indefinitely unless an exemption from the registration requirements is available and that the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act as amended, or unless counsel to the Company is satisfied that the circumstances of the proposed transfer do not require such registration.
                  If notice of the exercise of this option is given by a person or persons other than you, the Company may require, as a condition to the exercise of the option, the submission to the Company of appropriate proof of the right of such person or persons to exercise the option.

       4.       Issuance of Certificates Upon Exercise of
Option
                  Certificate representing the shares of the Common Stock for which payment is made upon exercise of this option shall be issued as soon a practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act, the Securities Exchange Act of 1934, any stock exchange or over-the-counter market on which the Company's Common Stock may then be listed or traded and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said exchange or market. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this option, shall have none of the rights of a stockholder with respect to the shares subject to this option.
         5.       Nature of Shares Issuable Upon Exercise of
Option
                  In the event the Company chooses not to
register the shares underlying the options, the shares of Common Stock issuable upon exercise of this option will be unregistered and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration, such as embodied in Rule 144, is available. Rule 144 under the Securities Act permits, upon compliance with certain conditions, sales in limited amounts of shares of publicly held companies which are current in the filing of various required reports with the Securities and Exchange Commission, and which shares have been beneficially owned and fully paid for at least two years. The Company has not covenanted to file a registration statement under the Securities Act covering the shares issuable upon exercise of this option nor to take such action as may be necessary to permit sales under Rule
144. You are advised to inquire of the appropriate officer of the Company at any time that you may wish to sell any shares obtained from the exercise of this option.
         6.       Termination of Services
                  If you cease to be a director or an employee of the Company (or a subsidiary thereof) due to your removal as such for cause or due to your failure to be reelected by the stockholders of the Company, this option shall immediately lapse, terminate and expire. If you cease to be a director or an employee of the Company (or a subsidiary thereof) due to death, retirement or disability, you or the person to whom your rights under this option are transferred by will or the laws of descent and distribution, may exercise this option within three months from the date of termination due to death or retirement, or within one year from the date of termination due to disability, to the extent this option was exercisable on the date of termination; provided, however, that such exercise occurs within ____ years from the date of grant of this option. If you cease to be a director or an employee of the Company (or a subsidiary thereof) due to your termination without cause and other than by reason of death, disability or retirement at age 65, you or the person to whom your rights under this option are transferred by will or the laws of descent and distribution, may exercise this option within three months from the date of such termination, to the extent this option was exercisable on the date of termination; provided, however, that such exercise occurs within ____ years from the date of grant of this option.
Any options not so exercised shall forthwith automatically lapse, terminate, and expire.
         7.       Non-Transferability of Option
                  This option shall not be transferable or assignable except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and may be exercised during your lifetime only by you.
         8. Adjustments upon Changes in Capitalization If the shares of Common Stock outstanding are changed in number, kind or class by reason of a stock split, combination, merger, consolidation, reorganization, reclassification, exchange or any capital adjustment, including a stock dividend, or if any distribution is made to shareholders other than a cash dividend and the Board of Directors (or Committee) deems it appropriate to make an adjustment, then (i) the number and class of shares which are issuable under this option, and (ii) the purchase price to be paid per share under this option, shall be adjusted as hereinafter provided.
         Adjustments under this Section 8 shall be made in a proportionate and equitable manner by the Board of Directors (or Committee), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In the event that a fraction of a share results from the foregoing adjustment, said fraction shall be eliminated and the price per share of the remaining shares subject to the option adjusted accordingly.
         In the event of a liquidation of the Company, or a merger, reorganization or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation elected to assume the options under the Plan or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be cancelled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period prior to such liquidation, merger or consolidation, to exercise the option in whole or in part. The granting of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


DIVERSIFAX, INC.


                                                                By:
_________________________

President

AGREED TO AND ACCEPTED, as of
the day of, 199

         October 25, 1996


Board of Directors
DiversiFax, Inc.
39 Stringham Avenue
Valley Stream, New York 11580

Gentlemen:

         It is our opinion that the securities being registered with the Securities and Exchange Commission pursuant to the Registration Statement of DiversiFax, Inc. on Form S-8 will, when issued, be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption
"Interests of Named Experts and Counsel" in such Registration Statement.

         Very truly yours,



         Breslow & Walker, LLP

                                                            Exhibit 23(a)


                   CONSENT OF INDEPENDENT ACCOUNTANTS











We consent to the incorporation by reference in this Registration Statement of DiversiFax, Inc. and Subsidiaries on Form S-8 relating to the DiversiFax, Inc. 1996 Stock
Option Plan, of our report dated March 7, 1996, appearing in the Annual Report on Form 10-KSB of DiversiFax, Inc.
and Subsidiaries for the year ended November 30, 1995, and the use of our name, and the statements with respect to us, under the heading "Experts" in the Prospectus.




                                             HOBERMAN,
MILLER & CO., P.C.




October 29, 1996